                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT
                            ------------------------

          STOCK PURCHASE AGREEMENT, made this 31st day of October, 2000, by and among Macro International Inc., a Delaware corporation ("Buyer"), Opinion Research Corporation, a Delaware corporation ("Parent") and Lewis D. Eigen and Ramona E. F. Arnett (each individually, a "Stockholder" and together the "Stockholders").

                                   BACKGROUND
                                   ----------

          Stockholders own all of the issued and outstanding shares of capital stock (the "Shares") of Social & Health Services, Ltd., a Maryland corporation (the "Corporation"), the number of such Shares owned by each Stockholder being set forth opposite such Stockholder's name on Schedule 4(a). Parent owns all of
                                              -------------
the issued and outstanding shares of capital stock of Buyer.

          Buyer desires to purchase, and Stockholders desire to sell, all of the Shares upon the terms hereinafter set forth in this Agreement.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.        Acquisition of Stock.  At the Closing (as hereinafter defined),
          --------------------
Stockholders shall sell, convey, transfer and assign to Buyer the Shares, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description.

2.        Purchase Price; Adjustment.
          --------------------------
(a) In consideration of the sale, conveyance, transfer and assignment of the Shares to Buyer, Buyer shall pay Stockholders the following (the "Purchase Price"):

(i) at the Closing, the sum of $3,000,000 shall be payable by wire transfer, pursuant to the wire transfer instructions attached as Schedule
                                                                 --------
2(a)(i), to be allocated among Stockholders in accordance with the percentages
-------
set forth opposite each Stockholders name on Schedule 4(a);
                                             -------------

(ii) the sum of $1,000,000 shall be payable by delivery as soon as practicable after the Closing of certificates evidencing that number of shares of common stock of Parent (the "Common Shares") representing a value of $1,000,000, based on the average of the closing price of the Common Shares for the twenty business days immediately preceding the Closing Date, to be allocated among Stockholders in accordance with the percentages set forth opposite each Stockholder's name Schedule 4(a); and
                   -------------

(iii) the sum of $750,000 shall be payable by wire transfer to the bank and account designated by Stockholders in writing, to be allocated among Stockholders in accordance with the percentages set forth opposite each Stockholders name on Schedule 4(a), ten (10) days after the final determination
                     -------------
of the Closing Tangible Net Worth (as defined herein).

(b) It is the intention of the parties that Corporation's Net Worth (as hereinafter defined) at the Closing (the "Closing Tangible Net Worth") be equal to or greater than $2,000,000. If the Closing Tangible Net Worth is determined to be less than $2,000,000, any such deficiency shall be paid by Stockholders to Buyer by wire transfer of immediately available funds to the bank and account designated by Buyer in writing, (A) if no amounts or items shown on the Tangible Net Worth Statement (as hereinafter defined) have been disputed as provided herein, within 10 days after delivery to Stockholders of the Tangible Net Worth Statement, and (B) if any amounts or items shown on the Tangible Net Worth Statement have been disputed, within 10 business days following the resolution of all such disputed amounts or items as provided herein. As used in this Agreement, the term "Tangible Net Worth" means the amount by which the sum of the book value of the assets (excluding goodwill and other intangible assets) of Corporation exceeds the sum of the book value of the liabilities of Corporation, calculated in accordance with generally accepted accounting principles ("GAAP"), consistently applied. Within ninety 90 days following the Closing Date, Stockholders and Stockholders' independent public accountants shall prepare and deliver to Buyer a statement setting forth the Closing

Tangible Net Worth (the "Tangible Net Worth Statement"). During such period of 90 days, Buyer shall provide Stockholders and Stockholders' accountants reasonable access during normal business hours, upon reasonable advance notice, to the books and records of Corporation; provided, however, that Stockholders
                                         --------  -------
shall schedule such access through an authorized representative of Buyer and in such a way as to avoid material disruption of the normal business of Corporation. For a period of 60 days after the date of delivery to Buyer of the Tangible Net Worth Statement, Stockholders shall provide Buyer and Buyer's accountants reasonable access during normal business hours, upon reasonable advance notice, to the work papers used by Stockholders and Stockholders' accountants in preparing the Tangible Net Worth Statement. Unless Buyer notifies Stockholders in writing within 60 days after delivery to Buyer of the Tangible Net Worth Statement that Buyer disputes one or more amounts or items shown on the Tangible Net Worth Statement, the Tangible Net Worth Statement shall be final, conclusive and binding on the parties hereto. If Buyer notifies Stockholders in writing within 60 days after delivery to Buyer of the Tangible Net Worth Statement that Buyer disputes one or more amounts or items shown on the Tangible Net Worth Statement, then Buyer and Stockholders shall promptly thereafter meet in good faith to attempt to resolve any and all such disputed amounts or items. If Buyer and Stockholders are unable to agree upon a resolution of any disputed amount within 15 days after receipt by Buyer of Stockholders' notice regarding the existence of such disputed amount or item, then such disputed amount or item shall be resolved by an independent nationally recognized accounting firm, selected by mutual agreement of Buyer and Stockholders, which is not then providing, and has not provided during the one-year period immediately preceding the Closing Date, services to any of (i) Buyer, or any of its affiliates or (ii) Corporation, or any of its affiliates ( "Independent Accountants"). If Buyer and Stockholders are unable to agree on mutually acceptable Independent Accountants during the 15 day period referred to in the immediately preceding sentence, then such Independent Accountants shall be selected by mutual agreement of Buyer's independent public accountant and Stockholders' independent public accountant. The resolution of such disputed amounts and items by the Independent Accountants shall be final, conclusive and binding upon the parties. The fees and expenses of the Independent Accountants shall be borne equally by Buyer and Stockholders.

3.    Other Agreements.
      ----------------

(a) At Closing, Corporation and Lewis Eigen shall enter into an employment agreement substantially in the form attached hereto as Exhibit "A" (the "Eigen Employment Agreement").

(b) At Closing, Corporation and Lewis Eigen shall enter into an agreement not to compete substantially in the form attached hereto as Exhibit "B" (the "Eigen Non-Compete Agreement").

4.    Individual Representations, Warranties and Agreements of Stockholders.  As
      ---------------------------------------------------------------------
material inducement to Buyer to enter into this Agreement and to close hereunder, each Stockholder individually (severally and not jointly) makes the following representations, warranties and agreements to and with Buyer, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date:

(a)   Ownership of Corporation.  Stockholder is the beneficial and record owner
      ------------------------
of the Shares listed next to Stockholder's name on Schedule 4(a). Stockholder
                                                   -------------
has, and at Closing shall transfer to Buyer, good, marketable and unencumbered title to such Shares, free and clear of all liens, security interests, pledges, claims, options and rights of others. There are no restrictions on any Stockholder's right to transfer such Shares to Buyer pursuant to this Agreement.

(b)   Due Authorization; Valid and Binding Agreement.  The execution, delivery
      ----------------------------------------------
and performance of this Agreement by Stockholder has been duly authorized by all necessary action, corporate or otherwise. This Agreement and the documents contemplated hereby to be executed and delivered by Stockholder have been or will be duly executed and delivered by the

Stockholder, as the case may be, and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

(c)     Agreement Not in Breach of Other Instruments Affecting Stockholder.  The
        ------------------------------------------------------------------
execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Stockholder do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement, governing documents or other instrument by which Stockholder is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

5.    Representations, Warranties and Agreements of Stockholders as to
      ----------------------------------------------------------------
Corporation.  As material inducement to Buyer and Parent to enter into this
------------
Agreement and to close hereunder, Stockholders, jointly and severally, hereby make the following representations, warranties and agreements to and with Buyer and Parent, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and the Closing Date:

(a)     Corporate Status of Corporation; Outstanding Stock.  Corporation is a
        --------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation in the jurisdictions specified in Schedule
                                                                       --------
5(a)(1), which constitute(s) all the jurisdictions in which the failure to so
-------
qualify would have a material adverse effect on Corporation. Corporation has an authorized capital consisting of 100,000 shares of Common Stock, $1.00 par value per share, of which 1,000 shares, constituting the Shares, are outstanding and owned by Stockholders. All of the Shares are validly issued, fully paid and non-assessable. There are no shares of Corporation's capital stock held in its treasury. There are no options, warrants, rights, shareholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of Corporation, nor are there any commitments to issue or execute any such options, warrants, rights, shareholder agreements, or other instruments or agreements. There are no outstanding stock appreciation rights or similar rights measured with respect to any of Corporation's capital stock, nor are there any instruments or agreements giving anyone the right to acquire any such rights. The minute books and stock records of Corporation are complete and accurate and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of Corporation's minute books and stock records, including Corporation's Certificate of Incorporation and By-Laws and all amendments to both, have been delivered to Buyer. Corporation is not in default under or in violation of any provision of its Certificate of Incorporation or its By-Laws.

(b)  Subsidiaries and Joint Ventures; Corporate Status and Outstanding Stock of
     --------------------------------------------------------------------------
Subsidiaries.  Corporation has no direct or indirect subsidiaries or, except as
------------
set forth on Schedule 5(b) hereto, any direct or indirect interest of any kind
             -------------
in any corporation, partnership, joint venture, limited liability company, association or other entity.

(c)  Officers; Directors; Bank Accounts.  Set forth on Schedule 5(c) is a
     ----------------------------------                -------------
correct and complete list of all directors and officers of Corporation, all bank accounts and safe deposit boxes of Corporation and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

(d)  Financial Statements.  The reviewed balance sheet of Corporation as at
     --------------------
December 31, 1997, 1998 and 1999 and the internally generated balance sheet as at June 30, 2000, and the related statements of income (loss) and cash flows for the fiscal years or the 8 month period(s), as the case may be, ended on the dates of such balance sheets, and all related schedules and notes to the foregoing, copies of all of which constitute Schedule 5(d), were prepared
                                                    -------------
in accordance with GAAP, consistently applied throughout the periods reported upon and with past periods, and fairly and accurately present (subject to any estimates therein which are in accordance with GAAP) the financial position of Corporation as at the dates of such balance sheets, and the results of the operations and cash flows of Corporation for the periods ended on such dates.

(e)      Real Estate.
         -----------

(i) Corporation does not have any obligation or duty relating to, or any right, title or interest in, any real estate except those premises disclosed on Schedule 5(e) which Corporation leases or subleases, as tenant or subtenant
   -------------
(the "Leased Properties").  Disclosed on Schedule 5(e) are all title insurance
                                         -------------
policies insuring Corporation's interest in any of the Leased Properties, true and correct copies of which are included in Schedule 5(e). All Leased Properties
                                            -------------
are available to be used without restriction in the conduct and operation of the business of Corporation. To Stockholders' knowledge, the Leased Properties are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain them in good condition and repair.

(ii) Corporation has not received any written notice from any insurance company which has issued a policy with respect to any of the Leased Properties or from any public official or board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in, or suggesting or requesting the performance of any repairs, alterations or other work to, any of the Leased Properties, except for any notices as to which all defects and suggested repairs, alterations or other work have been fully performed. Corporation has not received any notice from the Landlord under any of the Leases (as hereinafter defined) that such landlord's insurance premium for landlord's fire and extended coverage insurance for the building of which such tenant's Leased Property is a part has increased on account of the operations and activities conducted by such tenant at its Leased Property.

(iii) There are no property management, employment, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Leased Properties to which Corporation is a party that will burden Buyer after the date hereof, except as disclosed on Schedule
                                                                     --------
5(e)(iii).
---------
(iv) All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Leased Properties to the extent required to be obtained by Corporation as tenant or subtenant under the Leases, any requisite certificates of the local board of fire underwriters (or other body exercising similar functions) to the extent required to be obtained by Corporation as tenant or subtenant under the Leases, have been issued for the Leased Properties, have been paid for (to the extent applicable) and to the extent payable by Corporation), are unconditional, valid and in full force and effect, and will not be invalidated, violated or otherwise adversely affected by the execution or performance of this Agreement or the consummation of any of the transactions contemplated herein. Corporation is in material compliance with all laws applicable to Corporation for its use and occupancy of the Leased Properties.

(v) Neither Corporation nor either of Stockholders has received notice of any condemnation proceedings or any other proceeding in the nature of eminent domain (a "Taking") pending against any of the Leased Properties, and to Stockholders' knowledge, no Taking has been threatened.

(vi) To Stockholders' knowledge, all essential utilities (including, but not limited to, water, sanitary sewer, storm sewer, gas, electricity and telephone service) are available to each of the Leased Properties.

(vii) (A) Stockholders have delivered to Buyer true, correct and complete copies of all written Leases or subleases and any and all amendments and supplements thereto and descriptions thereof if oral as well as all related non-disturbance agreements from mortgagees or paramount lessors, (collectively, the "Leases") of the Leased Properties, all of which are listed on Schedule 5(e)(vii); (B) except
                                                  ------------------
as disclosed on Schedule 5(e)(vii), Corporation is the holder of the lessee's or
                ------------------
sublessee's interest, as applicable, in each Lease and Corporation has not assigned any Lease or any interest therein or subleased any portion of the Leased Properties; (C) each Lease is in full force and effect; (D) Corporation is paying its rent currently and has not asserted any claim for set-off against rent which has not been resolved; (E) Corporation is not and, to Stockholders' knowledge, no landlord under any Lease is in default under any Lease, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default by Corporation or Stockholders' knowledge, any landlord under any Lease; and (F) except as disclosed on Schedule 5(e)(vii),
                                                         ------------------
neither the execution or performance of this Agreement nor the consummation of any of the transactions contemplated herein will result in a breach of or constitute a default under any of the Leases.

(f)    Personal Property.  Except as disclosed on Schedule 5(f), (A) Corporation
       -----------------                          -------------
has good, valid and marketable title to all personal property, tangible and intangible (including, but not limited to, Intellectual Property, as defined below) owned by it, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, licenses to third parties, encumbrances and claims of every kind or character, (B) Corporation is the owner, custodian of federal property, lessee or licensee of all the personal property now located in or upon the premises occupied by Corporation and of all personal property that it uses in the operation of its business, and (C) all equipment, furniture and fixtures, and other tangible personal property of Corporation is in good operating condition and repair and does not require any repairs other than normal routine maintenance including reasonable periodic replacement to maintain such property in good operating condition and repair.

(g)    Intellectual Property.  Except as set forth on Schedule 5(g), Corporation
       ---------------------                          -------------
is the sole and exclusive owner of, has the right to use, or is indemnified for or otherwise protected from any risk for using the Intellectual Property disclosed on Schedule 5(g), constituting all Intellectual Property rights and
             -------------
licenses required for the conduct of its business. As used herein, "Intellectual Property" shall include trademarks, trade names, logos, service marks, copyrights, patents, pending patent applications, shoprights, know-how, trade secrets, computer programs and computer software and the like and other items commonly known as intellectual property. The Intellectual Property listed on
Schedule 5(g) is the only Intellectual Property used by Corporation in the
-------------
operation of its business. Except as set forth on Schedule 5(g), no claim has
                                                  -------------
been asserted against Corporation involving any conflict or claim of conflict of Corporation's Intellectual Property with the Intellectual Property of others or asserting any rights in Corporation's Intellectual Property. Stockholders have no knowledge of any basis for any such claim or conflict. Stockholders have no knowledge of any infringement of Corporation's Intellectual Property that would have a material adverse effect on Corporation. No trademark owned by Corporation is involved in any opposition, invalidation or cancellation proceeding, and to Stockholders' knowledge, no such proceeding is threatened. Within the past five years, Corporation has not done business under, and has not been known by, any name other than its current corporate name or a trade name disclosed on Schedule
                                                                        --------
5(g).
----

(h)    Software.  Except as set forth on Schedule 5(h), the computer software
       --------                          -------------
used by or on behalf of Corporation in connection with its respective businesses has been developed by Corporation, or purchased or licensed from others for Corporation's use. Neither Corporation, nor Stockholders have any knowledge of any claim or proceeding asserted or, to Corporation's or Stockholders' knowledge, threatened in which infringement by such software upon the rights of any third parties is alleged. Corporation has complied in all material respects with all its software license agreements. Corporation shall not be in breach of any software license agreement as a result of entering into this Agreement or by consummating any of the transactions contemplated hereunder.

(i)  Year 2000 Warranty.  Corporation's information technology is year 2000
     ------------------
compliant. For purposes of this subparagraph 5(i), "information technology" shall mean software, firmware, hardware and similar or related items of automated and computerized systems developed by or on behalf of Corporation, and "year 2000 compliant" means the accurate processing of date/time data (including, but not limited to, displaying, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the year 2000 and leap year calculations.

(j)  Accounts Receivable.  The accounts receivable of Corporation outstanding as
     -------------------
of the Closing Date constitutes on such date a valid claim in the full amount thereof against the debtor charged therewith on the books of Corporation and was acquired in the ordinary course of Corporation's business. Such accounts receivable will be fully collected to the extent of the face value thereof, no later than 120 days after such account receivable is due. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense. Any account receivable not collected in full within 120 days after the Closing Date ("Uncollected Accounts") shall be repurchased by Stockholders' from Buyer at their uncollected face value within 10 days notice thereof from Buyer to Stockholders provided that Buyer shall retain and make available to Stockholders and their representatives during normal business hours, upon reasonable advance notice, all invoices, books and records associated with the Uncollected Accounts. Buyer and Corporation shall assist Stockholders to collect the Uncollected Accounts at Corporation's expense provided that Stockholders shall be required to reimburse Corporation for any such expenses found to be "unallowable costs" by a Final Decision of a Contracting Officer pursuant to the Contract Disputes Act of 1978 (hereinafter the "Unallowable Costs") or otherwise not actually reimbursed to Corporation within 24 months after such expenses are incurred. Notwithstanding the foregoing, after such 24-month period, (x) Stockholder shall be liable and shall properly pay Buyer for any reimbursed costs that are subsequently disallowed upon audit or review, and (y) Buyer shall promptly return to Stockholders any costs paid by Stockholders to Buyer hereunder if subsequently allowed and reimbursed by the U.S. government.

(k)  Insurance.  Corporation maintains insurance policies bearing the numbers,
     ---------
for the terms, with the companies, in the amounts, having the named insureds, providing the general coverage, and with the premiums disclosed on Schedule
                                                                   --------
5(k). All of such policies are in full force and effect, Corporation is not in
----
default of any provision thereof and all premiums due (without regard to any grace period) with respect to such policies have been paid. Corporation has not been refused any insurance for which it has applied and has not received notice from any issuer of any policy issued to it of the insurer's intention to cancel or refusal to renew any such policy issued by such insurer. True, correct and complete copies of all such policies have been delivered to Buyer.

(l)  Liabilities. Except as qualified in any other representation or warranty
     -----------
contained herein, at the Closing, Corporation shall not have any liabilities, whether fixed, contingent, or otherwise, except as and to the extent reflected on the Tangible Net Worth Statement as determined to be final, conclusive and binding on all parties under subparagraph 2(b) hereof, or disclosed on Schedule
                                                                       --------
5(l) or on any other Schedule to this Agreement.
----

(m)  Contracts, Leases, Agreements and Other Commitments.
     ---------------------------------------------------

(i)  All of the Company Agreements (as hereinafter defined) are in full force and effect and are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Corporation and, to Stockholders' knowledge, all other parties to all of the Company Agreements have performed all obligations required to be performed to date under the Company Agreements and none of Corporation, or, to Stockholders' knowledge, any such other party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Except as set forth on Schedule 5(m)(i), The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice, the lapse of time, or both, result in an impairment or termination of, or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any Company Agreement. Except as set forth on Schedule 5(m)(i), none of the terms or
                                          ----------------
provisions of any Company Agreement materially adversely affects, or with the passage of time may be reasonably anticipated to materially adversely affect, the business, prospects, conditions, affairs or operations of Corporation, or any of its properties or assets. Stockholders have no knowledge of any intention by any party to terminate or amend any Company Agreement or, if Corporation or any Subsidiary intends to request a renewal, of any intention to refuse to renew the same upon expiration of its term.

(ii)  Schedule 5(m)(ii) discloses (a) all outstanding written and oral
      -----------------
proposals, bids, offers or guaranties made by Corporation which, if accepted, would result in any or could impose any debts, obligations or liabilities upon Corporation, and (b) unexpired warranties relating to Corporation's products or services, detailing the products or services covered by each warranty.

(iii) For purposes of subparagraph 5(m) the term "Company Agreements" means (A) any large written, oral or implied contract or agreement, including but not limited to any large contract or agreement for the purchase or sale of merchandise or for the rendition of services, (B) any written, oral or implied lease, or (C) any written, oral or implied power of attorney, guaranty, surety arrangement or other commitment granted by Corporation to or for the benefit of any third party). A "large" agreement or contract shall mean an agreement or contract pursuant to which Corporation is obligated to pay, or provide services valued at, or is entitled to receive, amounts in excess of $100,000.

(n)   Labor Relations, Employees.
      --------------------------

(i)   Set forth on Schedule 5(n)(i) is a list of:
                   ----------------

(A) all collective bargaining agreements and any written amendments thereto, as well as all arbitration awards decided under any such collective bargaining agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which Corporation is a party or by which it is bound; and

(B) all employment, managerial, advisory, independent contractor or consulting agreements or agreements protecting proprietary or confidential processes to which Corporation is a party or by which it is bound.

(ii)  Set forth on Schedule 5(n)(ii) is a list of all full time employees of
                   -----------------
Corporation on October 1, 2000 broken down by location, together with their rate of compensation, compensation arrangement, title, union affiliation (if any), original date of hire, accrued severance pay, vacation benefits, sick leave benefits (if payable in cash upon termination of employment) and any wage or salary increases, bonus or increase in any other direct or indirect compensation for each employee of Corporation to the extent not in the ordinary course of Corporation's business, consistent with past practices.

(iii) Set forth on Schedule 5(n)(iii) is a list of the names and ages of all
                   ------------------
retired or former employees of Corporation, if any, who are receiving or are entitled to receive (now or in the future) from Corporation funded or unfunded pensions, funded or unfunded welfare benefits, or any deferred compensation, including their current annual funded or unfunded pension rates, their current annual funded or unfunded welfare costs, and the amounts of such deferred compensation to which they are entitled.

(iv)   Stockholders have delivered to Buyer true, complete and correct copies of all of the documents referred to in Schedule 5(n)(i) hereof and all of
                                              ----------------
the personnel policies, handbooks, procedures, and forms of employment applications relating to the employees of Corporation.

(v)    Except as set forth on Schedule 5(n)(v):
                               ----------------

              (A) there is no union representing or purporting to represent any of the employees of Corporation and Corporation is not subject to any collective bargaining agreements with any union representing or purporting to represent the employees of Corporation or any Subsidiary;

              (B) there have been no strikes, slowdowns, or other work stoppages, lockouts, grievance proceedings, arbitrations, labor disputes, lawsuits, administrative proceedings or representation questions pending or, to Stockholders' knowledge, threatened, against Corporation;

              (C) Corporation has complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, overtime, bonuses, severance pay, benefits, COBRA, WARN, state and local equivalents to the WARN Act, FMLA, FLSA, state wage/hour laws, hours, federal and state Occupational Safety and Health regulations, workers' compensation, collective bargaining, and the payment of social security, unemployment compensation and similar taxes, and Corporation is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing; and

              (D) there are no charges, suits, actions, administrative proceedings or investigations, and/or claims, instituted by or against, pending, or to Stockholders' knowledge, threatened against, affecting, naming and/or involving Corporation, whether domestic or foreign, before any court, governmental agency, department, board of instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way related to the employees of Corporation, including, without limitation, Actions involving unfair labor practices, failure to pay wages or overtime, breach of implied or express employment contract, wrongful discharge and/or any other restriction on the right of Corporation to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation; and

              (E) there are no post-employment benefits, including but not limited to retiree medical, retiree life and retiree accidental death and disability benefits for current or former employees of Corporation.

(vi) to Stockholders' knowledge, there are no express or implied agreements, policies, practices, or procedures, whether written or verbal, pursuant to which any employee or agent or contractor of Corporation is not terminable at will. Except as set forth on Schedule 5(n)(vi), Stockholders have no knowledge of, or reason to believe that, any senior employee of Corporation will leave the employ of Corporation as a result of the transactions contemplated hereby.

(o)  Employee Benefit Plans.
     ----------------------

(i)       Schedule 5(o)(i) is a complete and accurate list of all employee
          ----------------
benefit plans which Corporation, and any of its ERISA Affiliates (as hereinafter defined) maintain, sponsor, contribute to, are liable for (directly or indirectly) or are bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, payroll, sick leave, stock option, stock purchase, stock bonus, employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code), pension, retirement, vacation, change of control, disability, severance, insurance, welfare or incentive pay policy, agreement, practice or arrangement; any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors or agents of Corporation, and any of its ERISA Affiliates, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees; any employment agreement; and any other plan, policy agreement or arrangement whether or not an "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") through the date of this Agreement) (herein referred to individually as "Plan" and collectively as "Plans"). For purposes of this Agreement, "ERISA Affiliate" means all persons and entities which are treated as
            ---------------
being under common control with Corporation, or any ERISA Affiliate under
Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended ("Code").

(ii) True and complete copies of the following documents with respect to any Plan of Corporation and each ERISA Affiliate, as applicable, have been delivered to the Purchaser: (A) the most recent Plan document and trust agreement (including any amendments thereto), (B) the last two IRS Form 5500 filings and schedules thereto, (C) the most recent IRS determination letter, (D) all summary plan descriptions, (E) a written description of each material non-written Plan, (F) each written communication to employees intended to describe a Plan or any benefit provided by such Plan, (G) the most recent actuarial report, and (H) all correspondence with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC") concerning any controversy. Each report described in clause (G) accurately reflects the funding status of the Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Plan.

(iii)     Except as set forth on Schedule 5(o)(iii), each Plan is and has
                                 ------------------
been maintained in compliance in all material respects with applicable law, including but not limited to ERISA, and the Code and with any applicable collective bargaining agreements or other contractual obligations.

(iv) With respect to any Plan that is subject to Section 412 of the Code ("412 Plan"), there has been no failure to make any contribution, pay any amount due or meet the minimum funding standards as required by Section 412 of the Code, Section 302 of ERISA or the terms of any such Plan. No 412 Plan has incurred a minimum funding deficiency within the meaning of Section 412 of the Code whether or not waived. The assets of Corporation, and its ERISA Affiliates are not now, nor will they after the passage of time, be subject to any lien imposed under Code Section 412(n) or ERISA Section 302 by reason of a failure of Corporation, or any ERISA Affiliate to make timely installments or other payments required under Code Section 412.

(v) As of the date hereof, no Plan that is subject to Title IV of ERISA has any "Unfunded Pension Liability." For purpose of this Agreement, Unfunded Pension Liability means, as of any determination date, the amount, if any, by which the present value of all benefit liabilities (as that term is defined in Section 4001(a)(16) of ERISA) of a plan subject to Title IV of ERISA exceeds the fair market value of all assets of such plan, all determined using the actuarial assumptions that would be used by the PBGC in the event of a termination of the plan on such determination date.

(vi)      Except as reflected on Schedule 5(o)(vi), there are no pending or, to
                                 -----------------
Stockholders' knowledge threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (A) any Plan or its assets, (B) any ERISA Affiliate with respect to any 412 Plan, or (C) any fiduciary with respect to any Plan for which Corporation, or any ERISA Affiliate may be directly or indirectly be liable, through indemnification obligations or otherwise.

(vii) Neither Corporation, nor any ERISA Affiliate has within the past six years incurred and or reasonably expects to incur (A) any withdrawal liabilities as defined in Section 4201 of ERISA or any actual or contingent liability under Section 4204 of ERISA (collectively, "Withdrawal Liability") and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in Withdrawal Liabilities, or any liability under Sections 4063, 4064, 4071 or 4243, or (B) any outstanding liability under Title IV of ERISA with respect to any 412 Plan.

(viii)    Except as set forth on Schedule 5(o)(viii), within the last six
                                 -------------------
years, neither Corporation, nor any ERISA Affiliate has transferred any assets or liabilities of a 412 Plan subject to Title IV of ERISA which had, at the date of such transfer, an Unfunded Pension Liability or has engaged in a transaction which may be subject to Section 4212(c) or Section 4069 of ERISA.

(ix) Neither Corporation nor any ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

(x)       Except as reflected on Schedule 5(o)(x), there is no unfunded
                                 ----------------
liability with respect to any Plan that is a non-tax qualified deferred compensation plan.

(xi) Neither Buyer nor its affiliates will have (A) an obligation to make contribution(s) to any multi-employer plan (as defined in Section 3(37) of ERISA), or (B) any Withdrawal Liability (whether imposed and not yet paid or calculated assuming a complete or partial withdrawal of Corporation, or any ERISA Affiliate as of such date not yet imposed) as a result of the transactions described in this Agreement.

(xii)     Except as reflected on Schedule 5(o)(xii), during the last two years
                                    ------------------
there have been no amendments to any Plan, no written interpretation or announcement (whether or not written) by Corporation, any Subsidiary, or any ERISA Affiliate relating to any Plan, there have been and are no negotiations, demands, or proposals which are pending that concern any Plan, nor has any Plan been established, which resulted in or could reasonably be anticipated to result in a material increase in (A) the accrued or promised benefits of any employees of Corporation, or any ERISA Affiliate and (B) any material increase in the level of expense incurred in respect thereof.

(xiii) There has been no "Reportable Event" (within the meaning of ERISA) with respect to any 412 Plan subject to Title IV of ERISA within the last five years.

(xiv) Neither Corporation nor any ERISA Affiliate sponsors, maintains or has obligations, direct, contingent or otherwise, with respect to any Plan that is subject to the laws of any country other than the United States.

(xv) No ERISA Affiliate maintains an employee stock ownership plan ("ESOP") (within the meaning of Section 4975(e)(7) of the Code) or other plan holding securities of Corporation, or any ERISA Affiliate.

(xvi) Each Plan that provides welfare benefits has been operated in compliance with all requirements of Sections 601 through 608 of ERISA and (A)
Section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) and (B) Section 4980B of the Code and regulations thereunder after 1988, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease.

(xvii) Neither Corporation nor any ERISA Affiliate has contributed to a nonconforming group health plan (as defined under Code Section 5000(c) and no ERISA Affiliate has incurred a tax under Section 5000(a) of the Code which could become a liability of Corporation, or any ERISA Affiliate. Except as reflected on Schedule 5(o)(xvii), neither Corporation nor any ERISA Affiliate has
   -------------------
maintained, sponsored or provided post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits to its current employees or former employees, except as required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant. Corporation has complied in all respects with the requirements of the Health Insurance Portability and Accountability Act of 1996 with respect to each Plan that provides welfare benefits. Corporation does not maintain any plan which is an "employee welfare benefit plan" (as such term is defined under Section (l) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed under Section 4976.

(xviii)   Except as reflected on Schedule 5(o)(xviii), each of Corporation,
                                 --------------------
and its ERISA Affiliates has funded each Plan in accordance with the terms of such Plan through the date hereof, including the payment of applicable premiums on any insurance contract funding a Plan, for coverage provided through the date hereof.

(xix) Each Plan that is intended to be a tax qualified plan under Section 401(a) of the Code ("Tax Qualified Plan") has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the Code, and nothing has occurred, including the adoption of or failure to adopt any Plan amendment, which would adversely affect its qualification or tax-exempt status.

(xx) No Tax Qualified Plan has been amended since the date of its most recent IRS determination letter which would materially increase its cost and no Plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code.

(xxi) Except as contemplated herein or required by law, the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will result in any obligation of Corporation, or any ERISA Affiliate to make any payment (whether of severance pay, including, and not limited to, salary, related vacation pay, pension pay and other similar payments and costs, or otherwise) or to accelerate, vest or increase the amount of benefits payable to any employee or former employee or director of Corporation, or any ERISA Affiliates. Except as listed on Schedule 5(o)(xxi), no Plan or agreement provides for the payment of
          ------------------
severance benefits upon the termination of any employee's employment. No amounts paid or payable by Corporation, will fail to be deductible for federal income tax purposes by reason of Section 280 of the Code.

(xxii) Except as set forth on Schedule 5(o)(xxii), the Tangible Net Worth Statement, when delivered, will properly and adequately reflects any and all liabilities and obligations of Corporation and its ERISA Affiliates relating to any period ending on or prior to the date hereof to or in respect of current and former employees of Corporation or any ERISA Affiliates or the Plans, for (A) unpaid compensation, salaries, wages, vacation pay, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation), (B) unpaid contributions, costs and expenses to or in respect of any Plans, and

(C) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the date hereof.

(xxiii)   Any surrender, finance or penalties charges (and the total dollar amount thereof) that would be imposed on the investments held by any Tax Qualified Plan (including plans with a cash or deferred arrangement under
Section 401(k) of the Code) on the liquidation of the investments in such plans is reflected on Schedule 5(o)(xxiii).
                --------------------

(p)    Litigation. Except for the matters set forth on Schedule 5(p),
       ----------                                      -------------
Corporation is not a party to, or to Stockholders' knowledge, threatened with, any suit, action, arbitration, administrative or other proceeding, either at law or in equity, or governmental investigation by or before any Court, governmental department, commission, board, agency or instrumentality, domestic or foreign; Stockholders have no knowledge of any basis for any suit, action, arbitration, or administrative or other proceeding against Corporation; there is no judgment, decree, award or order outstanding against Corporation; Corporation is not contemplating the institution by it of any suit, action, arbitration, administrative or other proceeding; and Stockholders have no knowledge of any occurrence that may reasonably be expected to result in a claim for damages against Corporation. As to each of the matters set forth on Schedule 5(p), subject to a retention no greater than $10,000 per case, the insurance carriers of Corporation have agreed to indemnify Corporation against any loss resulting to Corporation therefrom.

(q)    Suppliers and Customers. Schedule 5(q) is a complete and accurate list of
       -----------------------  -------------
the names of all suppliers and customers of Corporation which respectively contributed more than 5% of all sales and services to, and orders and use of services from, Corporation for the 8 month period ended August 31, 2000 ("Suppliers" and "Customers"). Except as set forth on Schedule 5(q), the
                                                      -------------
relationship of Corporation with its Suppliers and Customers are good commercial working relationships and no Supplier or Customer has canceled or otherwise terminated, or to Stockholders' knowledge, threatened to cancel or otherwise terminate, its relationship with

Corporation, or has during the last twelve months decreased materially, or to Stockholders' knowledge, threatened to decrease or limit materially, its business with Corporation. Stockholders have no knowledge, or reason to believe that the acquisition of the Shares by Buyer will adversely affect the relationship of Corporation with any such Supplier or Customer.

(r)  Conflicting Interests. Except as disclosed on Schedule 5(r), no director,
     ---------------------                         -------------
officer, manager or employee of Corporation and no Stockholder or relative or Affiliate of any of the foregoing (a) has any pecuniary interest in any supplier or customer of Corporation or any Subsidiary or in any other business enterprise with which Corporation conducts business or with which Corporation is in competition; (b) is indebted to Corporation; (c) is a party to any transaction or agreement with Corporation (apart from such person's status as an employee, member or stockholder as such); or (d) has any business or other interest in conflict with the interests of Corporation.

     The term "Affiliate" as used in this Agreement shall have the meaning given to such term under the Securities Exchange Act of 1934, as amended.

(s)  Compliance with Law and Regulations. Except as disclosed on Schedule 5(s),
     -----------------------------------                         -------------
Corporation is in compliance with, and has at all times during the past six years complied in all material respects with the requirements of law, Federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it. Without limiting the foregoing, Corporation has paid all monies to obtain and obtained and now holds all licenses, permits, certificates, and authorizations needed or required for the conduct of its business as currently conducted and the current use of its properties and the premises occupied by it. Except as set forth on Schedule
                                                                   --------
5(s), Corporation has properly filed all reports and other documents required to
----
be filed within the past six years with any Federal, state, local and foreign government or subdivision or agency thereof other than those the filing date for which (including all extensions to which it is currently entitled) has not passed and the failure to file would have a material adverse effect on Corporation. Corporation has not received any written notice from any Federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the property, assets or business of Corporation and the Subsidiaries are listed on Schedule
                                                                     --------
5(s) and, except as noted on Schedule 5(s), none of the items so listed will
----                         -------------
lapse or expire as a result of the transactions contemplated hereby. To the knowledge of Stockholders, there are no regulations or legislation pending before any Federal, state, local or foreign government agency, administration body or legislature which, if adopted, would have a material adverse effect on the business of Corporation.

(t)  Agreement Not in Breach of Other Instruments Affecting Corporation;
     -------------------------------------------------------------------
Governmental Consent. Except as disclosed on Schedule 5(t), the execution and
--------------------                         -------------
delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof: (i) will not result in the imposition of any lien, security interest or encumbrance on any asset of Corporation or in the breach of any of the terms and provisions of, or result in a termination, impairment or modification of or constitute a default under, or conflict with, or cause any acceleration of any obligation of Corporation under, or permit any other party to modify or terminate, any agreement or other instrument by which Corporation is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation; (ii) do not require the consent of any governmental authority or other person; (iii) will not result in any limitation or restriction of any right of Corporation; and (iv) will not contravene Corporation's Certificate of Incorporation, bylaws or similar corporate documentation of Corporation.

(u)    Environmental Matters.
       ---------------------

(i)    Except as set forth in Schedule 5(u), Corporation is and at all times
                              -------------
have been in full compliance with all Environmental Laws (as hereinafter defined) governing its business, operations, properties and assets, which compliance includes, but is not limited to: (A) the possession by Corporation of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) all requirements relating to the Discharge (as hereinafter defined) and Handling of Regulated Substances (as hereinafter defined) and Wastes (as hereinafter defined); (C) all requirements relating to notice, record keeping and reporting; and (D) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Law. Corporation has not received any written communication from any governmental authority, employee, group or third party alleging that it is not in such full compliance and, to Stockholders' knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future. All permits and other governmental authorizations currently held by Corporation pursuant to any Environmental Laws are identified in Schedule 5(u).
   -------------

(ii) There are no Environmental Claims (as hereinafter defined) pending or, to Stockholders' knowledge, threatened against Corporation.

(iii)  For purposes of this Agreement:

          (A) "Discharge" means any manner of spilling, leaking, dumping, discharging, release or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, groundwater, surface water, soil or air.

          (B) "Environmental Claim" means any notice, lien, claim, action, cause of action, order, communication, investigation, or proceeding (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup, removal or remediation costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment of any Regulated Substance at any location, whether or not owned or operated by Corporation, and (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          (C) "Environmental Law" means any and all federal, state, regional, county and local laws, regulations, codes, orders, plans, injunctions, decrees, rulings, and judicial or administrative interpretations thereof, which govern, purport to govern, or relate to pollution, protection of the environment (including, without limitation, ground water, surface water, soil and air) and public health and safety, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. 9601, et seq.
                                                                         ------
(collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901, et seq. (collectively, "RCRA");
                                                ------
the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.;
                                                                        -------
the Clean Water Act, as amended, 33 U.S.C. 1311, et seq.; the Toxic Substances
                                                 -------
Control Act, as amended, 15 U.S.C. 2601, et seq.; the Emergency Planning and
                                         -------
Community Right-to-Know Act of 1986, as amended, 42 U.S.C. 11001, et seq.
                                                                  ------
("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651, et seq. ("OSHA").
            ------

          (D) "Handling" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any such terms may further be defined in any Environmental Law, of any Regulated Substance.

               (E) "Regulated Substance" shall be broadly construed to include without limitation any chemical, pollutant, contaminant, material, waste, toxic or hazardous substance, petroleum, petroleum product, asbestos, asbestos containing material, and PCB regulated, listed, or controlled by, under or pursuant to any Environmental Law.

               (F) "Waste" shall be broadly construed to include bulky wastes, construction and demolition debris, garbage, solid wastes, liquid wastes, recyclable materials, sludge, special wastes, used oils, and plant and yard trash as those terms are defined under any Environmental Law.

(v)    Tax Matters.
       -----------

(i)       Definitions. The following terms shall have the meanings set forth in
          -----------
this subparagraph 5(v) for purposes of this subparagraph 5(v) and Paragraph 14 of this Agreement:

(A) "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or similar group defined under a similar provision of state, local or foreign law.

(B) "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute. All references to specific sections of the Internal Revenue Code shall be deemed to include any provisions of the Internal Revenue Code (or a related statute) which replace or supersede the sections in effect at the time this Agreement is executed.

(C)            "Excess Loss Account" has the meaning set forth in Regulation
Section 1.1502-19.

(D) "Intercompany Transaction" has the meaning set forth in Regulation Section 1.1502-13.

(E) "Regulation" or "Treasury Regulation" means regulations issued under the Code as such regulations may be amended. All references herein to specific sections of the Regulations shall be deemed also to refer to any provisions of the Regulations which replace or supersede the sections in effect at the time of the execution of this Agreement.

(F) "Return" and "Returns" mean any return, report, declaration, estimate, information statement, claim for refund, notice, form or any other kind of document, including any schedule or attachment thereto, and including amended versions of any of the foregoing, relating to or required to be filed in connection with any Tax.

(G) "Subsidiary" and "Subsidiaries" means any corporation, partnership, limited liability company, joint venture, association or any other entity (including any comparable foreign entity) with respect to which Corporation, one or more other Subsidiaries or Corporation together with one or more other Subsidiaries own a majority of the common stock of the corporation or a majority of the equity interests in any other entity or has the power to vote or direct the voting of a majority of the voting power in the corporation or other entity.

(H) "Tax" and "Taxes" means any federal, state (including District of Columbia), local, foreign (including possessions or territories of the United States) or other tax (whether income, gross receipts, franchise, excise, customs, sales, use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or payment in lieu of tax no matter how denominated including any amount payable by Corporation and any Subsidiary pursuant to a tax-sharing or other agreement relating to the sharing or payment of tax), or any assessment, levy, impost, withholding, fee or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto.

(ii)   Tax Matters Relating to Corporation and Subsidiaries.
       ----------------------------------------------------

(A) Corporation and each Subsidiary has filed or will file when due in a timely fashion all Returns that are required to be filed on or before the date hereof or the

Closing Date by or with respect to Corporation and any Subsidiary (taking into account all extensions of time within which to file to which they are entitled or which they may have been granted). All such Returns are correct and complete. Neither Corporation nor any Subsidiary is the current beneficiary of any extension of time within which to file any Return. No claim has been made by a taxing authority in a jurisdiction where Corporation and any Subsidiary does not file Returns that any of them is or may be subject to or liable for any Tax imposed by that jurisdiction.

(B) All Taxes for which each of Corporation and any Subsidiary is liable and that are due on or before the date hereof or the Closing Date (whether or not shown to be due on any Return) have been paid when due in a timely fashion (taking into account all extensions of time within which to file to which they are entitled or which they may have been granted). There are no liens on any assets of Corporation or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax other than liens for Taxes not yet due and payable or for Taxes that Corporation or any Subsidiary or Stockholders are contesting in good faith through appropriate proceedings as set forth on
Schedule 5(v)(ii)(B).
--------------------

(C) Corporation and each Subsidiary has withheld or collected and paid or deposited all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party.

(D) No taxing authority has asserted or, to Stockholders' knowledge, threatened to assert, any adjustment, deficiency or assessment for any Taxes against Corporation or any Subsidiary (with respect to Taxes of Corporation or any Subsidiary), and no basis exists for any such adjustment, deficiency or assessment which would result in additional taxes owed by Corporation or any Subsidiary (with respect to Corporation or any Subsidiary) for any period for which Returns have been filed. Schedule 5(v)(ii)(D) lists all federal, state,
                               --------------------
local, and foreign
income Returns filed with respect to Corporation and any Subsidiary for taxable periods ended on or after December 31, 1993 and indicates those Returns of Corporation and any Subsidiary that have been audited and those Returns of Corporation and the Subsidiaries with respect to Taxes of Corporation and any Subsidiary that currently are the subject of audit. Stockholders have delivered to Buyer correct and complete copies of all federal, state, local and foreign income tax Returns filed, examination reports issued, and statements of deficiencies assessed against or agreed to by Corporation or any Subsidiary (with respect to Taxes of Corporation or any Subsidiary) since December 31, 1993.

(E) Neither Corporation nor any Subsidiary (with respect to Taxes of Corporation or the Subsidiaries) have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax adjustment, assessment or deficiency except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement.

(F)  Except as set forth on Schedule 5(v)(ii)(F), neither Corporation nor any
                            --------------------
Subsidiary has any income or gain that may be reportable for a period ending after the date hereof or the Closing Date without the receipt of an equal amount of cash, which is attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the date hereof or the Closing Date.

(G) There are no currently outstanding requests made by any of Corporation or a Subsidiary or Stockholders (with respect to Taxes of Corporation or any Subsidiary) for tax rulings, determinations or information that could affect the Taxes of Corporation or any Subsidiary (with respect to Taxes of Corporation or any Subsidiary).

(H)  Schedule 5(v)(ii)(H) lists all Returns (other than income tax returns)
     --------------------
filed with respect to Corporation and any Subsidiary for taxable periods ending on and after December 31, 1995.

(I) Neither Corporation nor any Subsidiary has been obligated to deduct and withhold Taxes under Code Section 1441.

(J) Neither of Stockholders is a nonresident alien individual within the meaning of Code Section 7701(b).

(K) Neither Corporation nor any Subsidiary is or was, within the past six years, a party to any Tax allocation or sharing agreement except as set forth on
Schedule 5(v)(ii)(K). Neither Corporation nor any Subsidiary has been a member
--------------------
of an Affiliated Group defined in Code Section 1504(a) filing a consolidated federal income Tax Return (other than a group the common parent of which is Corporation) and does not have any liability for the Taxes of any person (other than any of Corporation and its Subsidiaries) under Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract or otherwise. Neither Corporation nor any Subsidiary has been a member of a group of companies filing a unitary, consolidated or combined state Return except as set forth on Schedule 5(v)(ii)(K).
                                    --------------------

(L)  Schedule 5(v)(ii)(L) sets forth the following information with respect to
     --------------------
each of Corporation and its Subsidiaries (or, in the case of clause (b) below, with respect to each of the Subsidiaries) as of the beginning of its current taxable year (as well as on an estimated pro forma basis as of the close of business on the Closing Date giving effect to the passage of time and the consummation of the transactions contemplated hereby): (a) the federal income tax basis in its assets; (b) the federal income tax basis in the shares of each Subsidiary (or the amount of any Excess Loss Account); (c) the amount of any net operating loss carry forward, net capital loss carry forward, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to Corporation and each Subsidiary; (d) the amount of any deferred income or gain or loss allocable to Corporation and each Subsidiary arising out of any Intercompany Transaction; and (e) the tax elections affecting the character, source, timing and computation of income, gain, loss, deduction and credits of Corporation and each Subsidiary.

(M) The unpaid Taxes of each of Corporation and its Subsidiaries (a) did not, as of the balance sheet date of December 31, 1999, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the balance sheet of Corporation and the Subsidiaries as of December 31, 1999 (rather than in any notes thereto), and (b) will not exceed that reserve as adjusted for the passage of time through the Closing Date.

(N) Neither Corporation nor any Subsidiary has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(O) Neither Corporation nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Code Section 999.

(P) No consent under Code Section 341(f) has been filed and no agreement has been entered which would require such consent to be filed with respect to Corporation or any Subsidiary.

(Q) Neither Corporation nor any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement or arrangement that obligates it to make payments of any "excess parachute payment" within the meaning of Code Section 280G.

(R) Each of Corporation and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662.

(S) With respect to Corporation's and its Subsidiaries' contractors, consultants and other independent personnel (the "Contractors"), Corporation and its Subsidiaries, based upon representations by the Contractors, have evaluated and classified the

Contractors as independent contractors and employees in accordance with Internal Revenue Service rules and regulations. Corporation and its Subsidiaries have maintained, monitored and continue to maintain and monitor those Contractors who are independent contractors to assure that, based upon representations by the Contractors, it is in compliance with Internal Revenue Service rules and regulations.

(w)  Conduct of Business; No Material Adverse Change. Except as set forth in
     -----------------------------------------------
Schedule 5(w), since December 31, 1999, (i) Corporation has conducted its
-------------
business consistent with past practices in the ordinary and usual course, and
(ii) there has not been and, to Stockholders' knowledge, there is not threatened any material adverse change in the financial condition, business, prospects or affairs of Corporation, taken as a whole, or any material physical damage or loss to any of their respective properties or assets or to the premises occupied by them (whether or not such damage or loss is covered by insurance).

(x)  Statements and Other Documents Not Misleading. Neither this Agreement,
     ---------------------------------------------
including all Exhibits and Schedules, nor the closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Corporation or any Stockholder to Buyer in connection with the transaction contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact necessary to be stated in order to make any statement contained therein, document or other instrument not misleading. Except as set forth on Schedule 5(x), there is no
                                                  -------------
material fact known to Stockholders, other than publicly available information or information generally known to the government contracting industry or related to the economy which is not unique or specific to the Corporation, which materially adversely affects the business, prospects, financial condition or affairs of Corporation, any of its properties or any of its assets or liabilities which has not been set forth in this Agreement or the Schedules hereto.

(y)  No Broker or Finder. Corporation has not incurred any obligation,
     -------------------
contingent or otherwise, to a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby.

(z)  Securities Representation.
     -------------------------

(i) The Common Shares to be delivered to Stockholders will not be registered under federal or state securities laws, but rather, issued pursuant to an exemption therefrom. Each Stockholder is acquiring the Common Shares to be issued to it without a view to any distribution or resale thereof, other than a resale that, in the opinion of Stockholders' counsel, which opinion is satisfactory to Parent, may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Common Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act and have not been registered under the Securities Act and therefore must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from registration is available.

(ii) Each Stockholder understands that there shall be endorsed on the certificate evidencing the Common Shares issued pursuant to this Agreement a legend substantially similar to the following:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE "RESTRICTED SECURITIES" AS DEFINED BY RULE 144 UNDER THE 1933 ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE 1933 ACT, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

6.   Representations, Warranties and Agreements of Buyer. As material inducement
     ---------------------------------------------------
to Stockholders to enter into this Agreement and to close hereunder, Buyer makes the following representations, warranties and agreements to and with Stockholders, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date:

(a)       Corporate Status and Authority. Buyer is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform this agreement and the documents contemplated hereby, including, without limitation, to acquire the Shares to be acquired hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement and the documents contemplated hereby to be executed and delivered by Buyer, have been or will be duly executed and delivered by Buyer, as the case may be, and constitute, or will constitute when executed and delivered, the valid and binding obligation of Buyer, enforceable against it in accordance with their respective terms, except as enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

(b)       Agreement Not in Breach of Other Instruments Affecting Buyer. The
          ------------------------------------------------------------
execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Buyer do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Buyer under, any agreement, indenture or other instrument by which Buyer is bound, Buyer's Certificate of Incorporation or By-Laws, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule, or regulation.

(c)       No Broker or Finder. Buyer has not taken any action, or incurred any
          -------------------
obligation, contingent or otherwise, which would give rise to a valid claim against Stockholders and/or Corporation by a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby.

(d)       Shares Not Registered. Buyer acknowledges and agrees that the Shares
          ---------------------
have not been registered under the Securities Act, or registered or qualified under any State Acts, and are "restricted securities" within the meaning of SEC Rule 144. Buyer is acquiring the Shares for Buyer's own account, as a principal, for investment purposes and not with a view to or for the sale or other disposition thereof. Buyer agrees that it will not sell, assign, distribute or otherwise dispose of the Shares in violation of the Securities Act or any applicable State Act.

(e)       Disclosure. No representation or warranty made by Buyer in this
          ----------
Agreement contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein not misleading in light of the circumstances under which they were furnished.

7.   Representations, Warranties and Agreements of Parent. As material
     ----------------------------------------------------
inducement to Stockholders to enter into this Agreement and to close hereunder, Parent makes the following representations, warranties and agreements to and with Stockholders, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date:

(a)       Corporate Status and Authority. Parent is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform this agreement and the documents contemplated hereby. The execution, delivery and performance of this Agreement by Parent has been duly authorized by all necessary corporate action on the part of Parent, and this Agreement and the documents contemplated hereby to be executed and delivered by Parent, have been or will be duly executed and delivered by Parent, as the case may be, and constitute, or will constitute when executed and delivered, the valid and binding obligation of Parent, enforceable against it in accordance with their respective terms, except as enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

(b)  Agreement Not in Breach of Other Instruments Affecting Parent. The
     -------------------------------------------------------------
execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Parent do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Parent under, any agreement, indenture or other instrument by which Parent is bound, Parent's Certificate of Incorporation or By-Laws, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule, or regulation.

(c)  SEC Documents; Financial Statements. Each of Parent's most recent
     -----------------------------------
statement, annual, quarterly and other report, registration statement (without exhibits) and definitive proxy statement filed by Parent with the SEC since January 1, 1999 (the "Parent SEC Documents"), as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document and except that no representation is made as to information supplied by or on behalf of Stockholders. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except in the case of unaudited statements, as permitted by Form 10-Q of the Exchange Act) and fairly present the consolidated financial position of Parent at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent's accounting policies or estimates except as described in the notes to the Parent Financial Statements.

8.   Continuation and Survival of Representations and Warranties.
     -----------------------------------------------------------

(a) The representations and warranties hereunder shall survive the consummation of the transaction provided for in this Agreement, shall continue in full force and effect, and shall provide the basis for the remedies set forth herein or otherwise available to the non-breaching party. Notwithstanding the foregoing, the representations and warranties set forth in Paragraphs 5 and 6 shall expire on the third anniversary of the Closing, except for the representations and warranties that are set forth in subparagraphs 5(o), 5(p), 5(u) and 5(v) which shall expire upon expiration of the applicable statute of limitations, and provided further that there shall be no expiration with respect to Knowing Misrepresentations on the part of Stockholders. Knowing Misrepresentation shall mean any breach of a representation or warranty that is qualified as to Stockholders' knowledge or any knowing breach of a representation or warranty that is not qualified as to Stockholders' knowledge.

(b) Each representation, warranty and covenant contained herein is independent of all other representations, warranties and covenants contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other warranty or representation.

Buyer and Parent shall use their best efforts to provide the Stockholders or their counsel with the results of its due diligence investigation prior to the time of Closing. Notwithstanding the foregoing, no representation or warranty contained herein shall be deemed to have been waived, affected or impaired by any investigation made by, or knowledge of, Buyer or Parent.

9.   Closing Date. The Closing of the transactions provided for in this
     ------------
Agreement (herein sometimes called the "Closing") shall take place at the offices of Buyer's counsel, Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor Philadelphia, PA, at 10:00 A.M. on October 31, 2000, or at such other place, date and time as shall be agreed to between Buyer and Stockholders. The date and time of Closing is sometimes herein called the "Closing Date".

10.  Deliveries by Stockholders at Closing. At the Closing, Stockholders will
     -------------------------------------
deliver or cause to be delivered to Buyer the following in form and substance reasonably acceptable to counsel to Buyer:

(a) stock certificates representing the Shares, duly endorsed by the relevant Stockholders in blank, or with stock transfer powers executed by such Stockholders in blank attached;

(b) a certified copy of the Certificate of Incorporation of Corporation and all amendments thereto, issued by the Maryland Department of Assessments and Taxation and dated as of a date within 15 days prior to the Closing Date;

(c) "good standing" and "no tax lien" certificates for Corporation issued by each jurisdiction in which Corporation is incorporated or qualified to do business as a foreign corporation, all of which shall be dated as of a date within 15 days prior to the date hereof;

(d) general releases in favor of Corporation executed by Stockholders and each director of Corporation, in form and substance satisfactory to counsel for Buyer, releasing Corporation and each Subsidiary from any and all liability to such person from claims with respect to matters on or before the Closing Date;

(e) the Eigen Employment Agreement in the form attached hereto as Exhibit "A", duly executed by Lewis Eigen;

(f) the Eigen Non-Compete Agreement in the form attached hereto as Exhibit "B", duly executed by Lewis Eigen;

(g) the favorable legal opinion of Reed Smith Shaw & McClay LLP, counsel for Stockholders, dated the date of Closing, as to the matters set forth in Exhibit "C" attached hereto;

(h) Landlord Estoppel Certificates in the form attached hereto as Exhibit "D" for each of the Leased Properties;

(i) "Nonforeign Certifications" meeting the requirements of Section 1445(b)(2) of the Code; and

(j) all such further documents, instruments and agreements which may be reasonably requested by Buyer or its counsel to effect and carry out any provision of this Agreement.

11.  Deliveries by Buyer at Closing. Concurrently with the execution of this
     ------------------------------
Agreement, Buyer will deliver or cause to be delivered to Stockholders the following:

(a)       the sum of $3,000,000 payable in the manner set forth in subparagraph
2(a)(i);

(b)       the Common Shares valued at $1,000,000 as provided in subparagraph
2(a)(ii);

(c) the Certificate of the Secretary of Buyer, dated as of the date hereof, confirming that the necessary corporate action has been taken to authorize the consummation by Buyer of the transaction provided for herein;

(d) the Eigen Employment Agreement in the form attached hereto as Exhibit "A", duly executed by Buyer;

(e) the Eigen Non-Compete Agreement in the form attached hereto as Exhibit "B", duly executed by Buyer; and

(f) the favorable legal opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel for Buyer, dated the date of Closing, as to the matters set forth in Exhibit "E" attached hereto.

12.  Indemnification of Buyer.
     ------------------------

(a)       Basic Provision. Subject to Paragraph 12(e), Stockholders (in this
          ---------------
Paragraph 12 sometimes referred to collectively as the "Indemnitor") hereby jointly and severally indemnify and agree to hold harmless Buyer, Parent, Corporation and each of their respective successors, assigns and each such entity's officers, directors, shareholders and agents (in this Paragraph 12 sometimes referred to collectively as the "Buyer Indemnified Parties") (each of whom shall be a third party beneficiary hereof) from, against and in respect of the amount of any and all Deficiencies (as hereinafter defined) (except any Deficiencies resulting from any misrepresentation, breach of representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of Stockholders contained in Paragraph 4 herein, to which Stockholders indemnify and agree to hold harmless severally only).

(b)       Definition of "Deficiencies". As used in this Paragraph 12,
          ----------------------------
"Deficiencies" means any and all loss or damage incurred by the Buyer Indemnified Parties resulting from:

(i) any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of Stockholders contained in Paragraphs 4 and 5 herein;

(ii) any misrepresentation contained in any statement, report, certificate or other document or instrument delivered to Buyer or Parent pursuant to this Agreement or contained in any Schedule attached hereto;

(iii)          any Plan maintained by Corporation, any Subsidiary or any ERISA
Affiliate: (i) that is not, or any time since its inception was not, in compliance in all material respects with ERISA; (ii) that is or was required to be qualified under the Code and is not, or any time from its inception was not, so qualified; (iii) as to which any reporting or disclosure requirement of ERISA or the Code has not been satisfied; (iv) that has engaged in any non-exempt prohibited transaction under ERISA or the Code; (v) as to which there has been any

Reportable Event which has not been properly reported; (vi) that concern any liability to the PBGC under Title IV of ERISA; (vii) that concern any liability of a "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA) under Title IV of ERISA; (viii) that concern any notice any benefit continuation requirements of COBRA or (ix) as to which any suit, proceeding or claim is brought against Corporation or any of its ERISA Affiliates, or any Plan which includes current employees or former employees of Corporation or any of its ERISA Affiliates by reason of their employment by Corporation or any of its ERISA Affiliates, or any fiduciary or former fiduciary of any such plan, provided, however, that the obligation of Corporation and ERISA Affiliates to indemnify Buyer and/or Parent pursuant to the provisions of this Paragraph 12 shall not apply to or include any loss, claim, damage liability, cost or expense which is based upon or arose out of an act, omission, event, condition or circumstance of Buyer, Parent or their respective affiliates which occurred after the date hereof.

(iv) any Taxes of Corporation or any Subsidiary with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (as determined in a manner consistent with subparagraph 14(a)(ii) hereof to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Net Worth Statement as determined to be final, conclusive and binding on all parties pursuant to subparagraph 2(b) hereof;

(v) any unpaid Taxes of any person (other than that of Corporation or any Subsidiary under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), for which Corporation is liable as a transferee or successor, by contract or operation of law, or otherwise;

(vi) any liabilities or obligations of Corporation to any director, officer, employee, consultant or other person arising as a result of the acquisition by Buyer of the Shares; and

(vii) any and all actions, suits, proceedings, demands, assessments, penalties, liabilities, judgments, reasonable attorneys' fees, costs, expenses and interest incident to any of the foregoing (the "Deficiency Costs").


(c)  Procedures for Establishment of Deficiencies. In the event that any claim
     --------------------------------------------
shall be asserted against Buyer, Parent, or Corporation which, if sustained, would result in a Deficiency, Buyer or Parent, as the case may be, within a reasonable time after learning of such claim, shall notify the Indemnitor of such claim, and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel reasonably satisfactory to Buyer or Parent, as the case may be, and utilizing any insurance coverage which may be available with respect to such claim and/or costs and expenses of the defense thereof; provided that the Indemnitor proceeds in good faith, expeditiously and diligently. Buyer or Parent, as the case may be, shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection. If the Indemnitor, in the reasonable judgment of Buyer or Parent, as the case may be, after written notice to Indemnitor and reasonable opportunity to cure has failed to prosecute such defense in good faith in an expeditious and diligent manner, Buyer or Parent, as the case may be, shall have the right to defend and/or settle such claim on behalf of the Indemnitor at the Indemnitor's expense utilizing any insurance coverage which may be available with respect to such claim and/or costs and expenses of the defense thereof. No settlement or compromise of any claim which may result in a Deficiency may be made by the Indemnitor without the prior written consent of Buyer or Parent, as the case may be, unless the proposed settlement is solely a monetary settlement and prior to such settlement or compromise Stockholders acknowledge in writing their obligation to pay in full the amount of the settlement and all associated expenses, subject to the limitations set forth in this Paragraph 12, and Buyer or Parent, as the case may be, is furnished with a full release from the claimant in form and substance reasonably satisfactory to Buyer or Parent, as the case may be. In connection with the defense against the claim, Buyer or Parent, as the case may be, shall make reasonably available (and shall cause Corporation to make reasonably available) to Stockholders and their accountants, attorneys, agents, and representatives during normal business hours the books and records (including any accountant's work papers), contracts, agreements, documents, instruments and other information relating to the claim, upon reasonable advance notice to Buyer or Parent, as the case may be, and shall otherwise cooperate in good faith with Stockholders with respect to the defense against the claim, including in connection with compliance with any subpoena, request for documents, or similar request for discovery; provided, however, that Stockholders shall schedule such access or requests through an authorized representative of Buyer or Parent, as the case may be, and in such a way as to avoid material disruption of the normal business operations of Corporation.

(d)       Payment of Deficiencies.
          -----------------------
(i) If, within a period of 15 business days after the giving of written notice by Buyer or Parent, as applicable, of a Deficiency in the manner required under subparagraph 12(c), Indemnitor shall not give written notice to Buyer or Parent, as the case may be, announcing its intention to contest such assertion of Buyer or Parent, as the case may be, (such notice by the Indemnitor being hereinafter called the "Contest Notice"), such assertion of Buyer or Parent, as the case may be, shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to Buyer or Parent, as applicable, within said 15 day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in Wilmington, Delaware in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. The determination of the arbitrator(s) shall be delivered in writing to Stockholders and Buyer or Parent, as the case may be, and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist by the arbitrator(s) shall be deemed established.


(ii) Buyer, Parent and Stockholders may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement, such Deficiency shall be deemed established. Any amounts required to be paid with respect to an established Deficiency but not paid by the Indemnitor within 10 business days after such Deficiency is established (the "Deficiency Payment Date") shall bear interest from the Deficiency Payment Date until the date paid at an annual rate equal to the rate of interest published as the "Prime Rate" in The Wall Street Journal on the Deficiency Payment Date plus 3%.


(e)       Limitations. With the exception of (i) any Deficiencies resulting from
          -----------
any misrepresentation, breach of representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of Stockholders contained in Paragraph 4 herein, (ii) any Deficiencies resulting from a Knowing Misrepresentation on the part of Stockholders or (iii) any Deficiencies resulting from a breach of the representation contained in subparagraph 5(y), with respect to which there shall be no limitations, (A) there shall be no liability for any Deficiency unless and until the aggregate of all Deficiencies incurred by Buyer Indemnified Parties exceeds $100,000, in which event there shall be liability for Deficiencies only to the extent such Deficiencies exceed $50,000, and (B) the maximum aggregate amount of Deficiencies against which the Buyer Indemnified Parties shall be entitled to be indemnified under this Paragraph 12 with respect to all claims hereunder shall be $3,000,000. Buyer or Parent shall not be entitled to be reimbursed by the Stockholders for any asserted Deficiency unless (x) Buyer has determined in good faith or, if Buyer's determination is challenged by Stockholders, Buyer's regularly engaged independent auditors shall have determined in good faith, that the Deficiency is neither a direct cost attributable to an open contract with the U.S. government or, in the case of a Deficiency Cost, an indirect cost reimbursable by the U.S. government for the year in which such cost was incurred, and therefore would be deemed an Unallowable Cost, or (y) Buyer has asked for reimbursement for such direct or indirect cost in the year in which such cost is incurred, and such cost has been found to be an Unallowable Cost or has not actually been reimbursed by the U.S. government within 24 months of the cost having been incurred. Notwithstanding the foregoing, after such 24-month period, (xx) Stockholders shall be liable and shall promptly pay Buyer for any reimbursed costs that are subsequently disallowed upon audit or review, and (yy) Buyer shall promptly return to Stockholders any costs paid by Stockholders to Buyer hereunder if subsequently allowed and reimbursed by the U.S. government. The rights of indemnification provided for in this Paragraph 12 shall be the sole and exclusive remedy of the Buyer Indemnified Parties with respect to any Deficiencies, Deficiency Costs, and any other claims by and of the Buyer Indemnified Parties against Stockholders or either of them arising out of or relating to this Agreement and/or the transactions contemplated by this Agreement.

13.  The Indemnification of Stockholders.
     -----------------------------------

(a)       Basic Provision. Buyer and Parent (in this Paragraph 13 sometimes
          ---------------
referred to as the "Indemnitor") hereby indemnifies, defends and agrees to hold harmless Stockholders, each of their respective successors, assigns, agents and representatives (in this Paragraph 13 sometimes referred to collectively as the "Stockholder Indemnified Parties"), (each of whom shall be a third party beneficiary hereof) from, against and in respect of the amount of any and all Buyer Deficiencies, as the case may be (as hereinafter defined).

(b)       Definition of "Buyer Deficiencies". As used in this Paragraph 13,
          ---------------------------------
"Buyer Deficiencies" means:

(i) any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Buyer or Parent contained herein; and

(ii) any and all acts, suits, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to any of the foregoing.

(c)       Procedures for Establishment of Buyer Deficiencies. In the event that
          --------------------------------------------------
any claim shall be asserted by any party against an Indemnitee which, if sustained, would result in a Buyer Deficiency, Stockholders, within a reasonable time after learning of such claim, shall notify the applicable Indemnitor of such claim, and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel reasonably acceptable to Stockholders, and utilizing any insurance coverage which may be available with respect to such claim and/or costs and expenses of the defense thereof provided that the Indemnitor proceeds in good faith, expeditiously and diligently. Stockholders shall, at their option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of their own selection. If the Indemnitor, in the reasonable judgment of Stockholders, after written notice to Indemnitor and reasonable opportunity to cure has failed to prosecute such defense in good faith in an expeditions and diligent manner, Stockholders shall have the right to defend and/or settle such claim on behalf of the Indemnitor at the Indemnitor's expense. No settlement or compromise of any claim which may result in a Buyer Deficiency may be made by the Indemnitor without the prior written consent of Stockholders, unless the proposed settlement is solely a monetary settlement and prior to such settlement or compromise Buyer or Parent, as the case may be, acknowledges in writing its obligation to pay in full the amount of the settlement and all associated expenses, subject to the limitations set forth in this Paragraph 13, and Stockholders are furnished with a full release from the claimant in form and substance reasonably satisfactory to Stockholders.

(d)       Payment of Deficiencies.
          -----------------------

(i) If, within a period of 15 business days after the giving of written notice by Stockholders of a Deficiency in the manner requested under subparagraph 13(c), Indemnitor shall not give written notice to Stockholders announcing its intention to contest such assertion of Stockholders (such notice by the Indemnitor being hereinafter called the "Contest Notice"), such assertion of the Indemnitee shall be deemed accepted and the amount of the Buyer Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to Stockholders within such 15 day period, then the contested assertion of a Buyer Deficiency shall be settled by arbitration to be held in Wilmington, Delaware in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. The determination of the arbitrator(s) shall be delivered in writing to Stockholders and Buyer or Parent, as the case may be, and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist by the arbitrator(s) shall be deemed established.

(ii) Buyer, Parent and Stockholders may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement, such Deficiency shall be deemed established. Any amounts required to be paid with respect to an established Buyer Deficiency but not paid by the Indemnitor within 10 business days after such Buyer Deficiency is established (the "Deficiency Payment Date") shall bear interest from the Deficiency Payment Date until the date paid at an annual rate equal to the rate of interest published as the "Prime Rate" in The Wall Street Journal on the Deficiency Payment Date plus 3%.

(e)       Limitations. With the exception of any obligation of Buyer or Parent
          -----------
to pay the Purchase Price, with respect to which there shall be no limitations,
(A) there shall be no liability for any Buyer Deficiency unless and until the aggregate of all Buyer Deficiencies incurred by the Stockholder Indemnified Parties exceeds $100,000, in which event there shall be liability for Buyer Deficiencies only to the extent such Buyer Deficiencies exceed $50,000, and (B) the maximum aggregate amount of Buyer Deficiencies against with the Stockholder Indemnified Parties shall be entitled to be indemnified under this Paragraph 13 with respect to all claims hereunder shall be the amount of the Purchase Price less any cash paid in consideration of the Purchase Price.

14.  Tax Covenants Relating to Corporation.
     -------------------------------------

(a) The following provisions shall govern the allocation of responsibility as between Buyer and Stockholders for certain Tax matters following the Closing
Date:

               (i) Stockholders shall timely prepare or cause to be prepared and file or cause to be filed all Returns for Corporation and each of the Subsidiaries for all tax periods ending on or prior to the Closing Date which are to be filed after the Closing Date. Copies of all such returns shall be made available to Buyer at least 10 days prior to the date on which they are to be filed. If any such Return indicates that Corporation or any Subsidiary has incurred any liability for Tax in excess of the amount of such Taxes which are included in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the Net Worth Statement, Stockholders shall pay such excess to Buyer within 15 days after receipt by Stockholders of a request for payment by Buyer.

               (ii) Buyer at its expense shall timely prepare or cause to be prepared and file or cause to be filed all Returns for Corporation and each Subsidiary for Tax periods which begin before the Closing Date and end after the Closing Date and shall pay the Taxes due with respect to such Returns. Copies of all such returns shall be made available to Stockholders at least 10 days prior to the date on which they are to be filed. During such 10 day period, Stockholders may provide to Buyer such comments or proposed changes as they deem appropriate. Stockholders shall pay to Buyer the excess of (x) a pro rated amount (calculated as described in subparagraph 14(a)(ii)(A) or (B)) of the Taxes of each of Corporation and the Subsidiaries for any such period over (y) the amount of the Taxes paid by each of Corporation and the Subsidiaries on or prior to the Closing Date with respect to such period and the amount of such Taxes which are included in the reserve for Tax liability (rather than any reserve for Tax liability to reflect timing differences between book and Tax items) on the Net Worth Statement as determined to be final, conclusive and binding on all parties pursuant to subparagraph 2(b) hereof. Such payment by Stockholders to Buyer shall be made within 15 days after receipt by Stockholders of a request for payment from Buyer which includes the Return, if available, or any other document used to calculate the pro rated amount of the Taxes.

          (A) In the case of all Taxes imposed upon or measured by property or capital, the pro rated amount shall be based upon the number of days in the period up to and including the Closing Date divided by the total number of days in the Tax period.

          (B) In the case of all Taxes other than those imposed upon or measured by property or capital, including but not limited to net income, gross receipts taxes, sales and use taxes, and payroll taxes, the pro rated amount shall be based upon the transactions occurring on or before the Closing Date.

(b) All tax sharing agreements or similar agreements with respect to or involving Corporation shall be terminated as of the Closing Date and, after the Closing Date, Corporation shall not be bound thereby or have any liability thereunder.

(c) All transfer (including real estate), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Stockholders when due, and Stockholders shall, at their own expense, file all necessary Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Returns and other documentation.

(d) Buyer and Stockholders shall cooperate fully (and cause Corporation and the Subsidiaries to cooperate fully), as and to the extent reasonably requested by the other party, in connection with the preparation, execution and filing of Returns pursuant to this Agreement and any audit, contest, litigation or other proceeding with respect to Taxes. Such cooperation shall include retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making themselves, in the case of Stockholders, and employees, in the case of Buyer, available on a mutually convenient basis to provide additional information and explanation of any material. Stockholders agree (i) to retain all books and records with respect to Tax matters pertinent to Corporation relating to any Tax period beginning before the Closing Date until the expiration of the stature of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods (unless such items were transferred pursuant to this Agreement in which case Buyer agrees to be bound by the record retention requirements and notice provisions of this subparagraph), and to abide by all record retention agreements entered into with any Tax authority, and (ii) to give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer so requests, Stockholders shall allow Buyer to take possession of such books and records.

(e) Buyer and Stockholders agree, upon request, to use their best effort to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(f) Buyer and Stockholders agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code Section 6043 and all Regulations promulgated thereunder.

(g) Buyer shall promptly notify Stockholders in writing of the commencement of any claim, audit, examination, or other proposed change or adjustment by any tax authority concerning any Tax or other similar claim or assessment for which Stockholders may be responsible (a "Tax Claim"); provided, however, that failure to give such notice shall not relieve any party from its obligation to indemnify with respect to any such Tax Claim except to the extent of actual prejudice. Stockholders shall have the right to employ counsel of their choice at their expense and to participate with Buyer, Corporation and any Subsidiaries in resolving any dispute of Taxes with respect to Tax periods beginning before the Closing Date through the appropriate administrative offices and in the courts, and shall have primary responsibility for the conduct of any such proceedings relating solely to periods ending on or before the Closing Date. Stockholders and Buyer shall be liable on a pro rated basis (determined as in subparagraph 14(a)(ii) above) for all expenses, costs, fees (including attorney's and accountant's fees) incurred by Buyer or Corporation after the Closing Date in connection with the resolution of all Tax disputes and Tax audits with respect to any tax period which includes the Closing Date but which does not end on or before the Closing Date. Stockholders shall make payment of its share of such costs, expenses and fees within 15 days after receipt of notice of such expenses from Buyer, except that Buyer or Parent shall not be entitled to be reimbursed by Stockholders for any such costs, expenses and fees unless (x) Buyer has determined in good faith or, if Buyer's determination is challenged by Stockholders, Buyer's regularly engaged independent auditors shall have determined in good faith, that such costs, expenses and fees are neither a direct cost, expense or fee attributable to an open contract with the U.S. government or an indirect cost, expense or fee reimbursable by the U.S. government for the year in which such cost, expense or fee was incurred, and therefore would be deemed an Unallowable Cost, or (y) Buyer has asked for reimbursement for such costs, expenses and fees in the year in which such costs, expenses and fees are incurred, and such costs, expenses and fees have been found to be Unallowable Costs or have not actually been reimbursed by the U.S. government within 24 months of the costs, expenses and fees having been incurred. Notwithstanding the foregoing, after such 24-month period, (xx) Stockholders shall be liable and shall promptly pay Buyer for any such reimbursed costs, expenses and fees that are subsequently disallowed upon audit or review, and (yy) Buyer shall promptly return to Stockholders the amount of any costs, expenses and fees paid by Stockholders to Buyer hereunder if subsequently allowed and reimbursed by the U.S. government.

     (h) Except as otherwise provided in this Paragraph 14, the party preparing a Return or required to prepare a Return shall control resolution of any audit or investigation, and any proceedings with taxing authorities, with respect to the Tax liability relating to such Return. However, the party entitled to control any such audit, investigation or proceeding may, at its sole option, extend to the party with economic liability for any Taxes at issue therein the opportunity to assume the defense of the matter.

     (i)    The parties agree that each will join in making an election under
     Section 338(h)(10) of the Code with respect to the purchase by Buyer of all of the Shares as contemplated by this Agreement. The parties acknowledge that pursuant to such election, the Corporation will be treated for federal income tax purposes (and under state and local income tax laws, to the extent permitted) as having sold its assets in the manner set forth in Treasury Regulation Section 1.338(h)(10)-1. The parties acknowledge that
     (i) for federal income tax purposes, the Corporation shall be deemed to have sold all of its assets at the date hereof and distributed the proceeds received from the Buyer in liquidation of the Corporation, (ii) the Corporation's final "S" corporation tax year will end at the close of business on the date hereof, and (iii) as of the opening of business on the day after the date hereof, Corporation will be deemed to be a new corporation which purchased all of its assets. The parties shall report all transactions and make all filings with the Internal Revenue Service (and state and local income tax authorities, to the extent permitted) consistent with this election. The election under Section 338(h)(10) of the Code shall be made on Form 8023 (revised September 1997), shall be prepared and filed by the Buyer and four copies of Form 8023 shall on the date hereof be signed by each of the Stockholders. With respect to the Forms 8023 to be signed on the date hereof, the Buyer shall fill in as much of the information required to be put on the Form and in attachments thereto with respect to the Corporation, Buyer and Stockholders as is reasonably ascertainable by the date hereof. The balance of the information required on or with the Forms shall be filled in and added as soon after the date hereof as possible. Stockholders agree to provide Buyer with the information which Buyer needs to include on the Form which relates to Stockholders and the Corporation. Buyer shall file a completed and fully executed Form 8023 with the appropriate District Director for the Internal Revenue district as is provided in the instructions to the Form 8023. Buyer shall provide to Stockholders copies of the Form 8023 that is filed with the District Director as soon as it is completed and ready for filing. Each Stockholder agrees to timely file the copies of the Form 8023 provided to it by the Buyer in the manner called for in the instructions to the Form 8023.


     15. Further Assurances; Registration Rights.
         ---------------------------------------

             (a) Buyer and Stockholders agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, after the date hereof and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and Tax Returns. Buyer agrees to cause Corporation to retain and make available to Stockholders, as reasonably requested and during normal business hours, any and all books and records of Corporation concerning Taxes for each and every Tax period ending on or before or including the Closing Date for a period of at least six (6) years following the end of each such Tax period and any and all books and records of Corporation concerning each of Corporation's contracts for a period of four (4) years after the date of the "End of Contract" of such contract, which shall be the latter of the date of Contract Closeout or the date of completion of performance thereunder.

               (b) Parent agrees to grant Stockholders registration rights with respect to the Common Shares which are pari-passu and on the same terms and conditions as any registration rights to be granted to any officer of Parent or any of its subsidiaries, none of which are in force as of the date hereof.

     16.    Consent to Jurisdiction, Service of Process, Appointment of Agent.
            -----------------------------------------------------------------
     (a) Each Stockholder hereby irrevocably submits to the jurisdiction of any Delaware State or Federal court sitting in the City of Wilmington over any suit, action or proceeding arising out of or relating to this Agreement. Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they or any of them may now have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Buyer, Parent and each Stockholder agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such a court shall be conclusive and binding upon Buyer, Parent and Stockholders, and may be enforced in any courts of the jurisdiction of which Buyer, Parent or Stockholders, as the case may be, is or are or may be subject by a suit upon such judgment, provided that service or process is effected upon Buyer, Parent or Stockholders, as the case may be, in one of the manners specified in subparagraph (b) below or as otherwise permitted by applicable law.

     (b) Buyer, Parent and each Stockholder hereby consents to process being served in any suit, action or proceeding of the nature referred to in subparagraph (a) above by the mailing of a copy thereof by registered or certified first-class air mail, postage prepaid, return receipt requested, to Buyer, Parent or such Stockholder, as the case may be, at such parties address set forth in subparagraph 17(c) hereof.

     (c) Nothing in this Paragraph 16 shall affect the right of Buyer, Parent or Stockholders to serve process in any manner permitted by law or affect the right of Buyer, Parent or

     Stockholders to bring proceedings against Buyer, Parent or Stockholders, or either of them, as the case may be, in the courts of any jurisdiction or jurisdictions.

     2.  Miscellaneous.
         -------------

     (a)       Indulgences, Etc. Neither the failure nor any delay on the part
               ----------------
     of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     (b)       Controlling Law. This Agreement and all questions relating to its
               ---------------
     validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

     (c)       Notices. All notices, requests, demands and other communications
               -------
     required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), when sent by electronic facsimile or four days following the day when deposited in the United States mails, registered or certified air mail, postage prepaid, return receipt requested, addressed as set forth below:

                      (i)  If to Buyer:

                           Macro International Inc.
                           11785 Beltsville Drive

                    Calverton, MD 20705
                    Attention: Chief Executive Officer

     with a copy, given in the manner prescribed above, to:

                    David Gitlin, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    1650 Arch Street, 22nd Floor
                    Philadelphia, PA 19103-2097


                    If to Parent:

                    Opinion Research Corporation
                    23 Orchard Road
                    Skillman, NJ 08542-0183
                    Attention: Chief Executive Officer

     with a copy, given in the manner prescribed above, to:

                    David Gitlin, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    1650 Arch Street, 22nd Floor
                    Philadelphia, PA 19103-2097

                    If to Stockholders:
                    Lewis D. Eigen and
                    Ramona E. F. Arnett
                    17 Lake Potomac Court
                    Potomac, MD 20854-1226

     with a copy, given in the manner prescribed above, to:

                    William M. Weisberg, Esquire
                    Reed Smith Hazel & Thomas LLP
                    8251 Greensboro Drive, Suite 1100
                    McLean, VA 22102-3844

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph for the giving of notice.

(d)  Exhibits and Schedules. All Exhibits and Schedules attached hereto are
     ----------------------
hereby incorporated by reference into, and made a part of, this Agreement.

(e)  Binding Nature of Agreement. This Agreement shall be binding upon and inure
     ---------------------------
to the benefit of the parties hereto and their respective successors and assigns, except that no Stockholder may assign or transfer his rights or obligations under this Agreement without the prior written consent of Buyer.

(f)  Execution in Counterparts. This Agreement may be executed in any number of
     -------------------------
counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(g)  Provisions Separable. The provisions of this Agreement are independent of
     --------------------
and separable from each other, and no provision shall be affected or rendered invalid or enforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(h)  Entire Agreement. This Agreement contains the entire understanding between
     ----------------
the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

(i)  Paragraph Headings. The Paragraph and subparagraph headings in this
     ------------------
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(j)  Gender and Number. Words used herein, regardless of the number and gender
     -----------------
specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

(k)   Number of Days. In computing the number of days for purposes of this
      --------------
Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday; then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such Holiday. For purposes of this subparagraph, "Holiday" shall mean a day, other than a Saturday or Sunday, on which national banks are or may elect to be closed.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.


                                  MACRO INTERNATIONAL INC.



Attest: /s/ Kevin P. Croke        By:  /s/ Frank J. Quirk
                                     _______________________________
                                      Name:  Frank J. Quirk
                                      Title: Chief Executive Officer


                                 OPINION RESEARCH CORPORATION


Attest:  /s/ Kevin P. Croke      By:  /s/ Douglas L. Cox
                                    _________________________________
                               Name:  Douglas L. Cox
                               Title: Executive Vice President


                                     /s/ Lewis D. Eigen
                               ____________________________________
                                       Lewis D. Eigen


                                  /s/ Ramona E. F. Arnett
                               ____________________________________
                                       Ramona E. F. Arnett

                                 SCHEDULE 4(a)
                                 -------------



            Stockholder                         Number of Shares
            -----------                         ----------------
          Lewis D. Eigen                             500
          Ramona E. F. Arnett                        500